Exhibit 11
                                Statement Re: Computation of Per Share Earnings

                                                                                Three Months Ended
                                                                                    January 31,
                                                                   ----------------------------------------------
                                                                           2004                   2003
                                                                   ----------------------------------------------
(in thousands, except per share data)
                                                                     Basic     Diluted      Basic      Diluted
                                                                   ----------------------------------------------

Net income (loss)............................................      $     669   $   669    $   (582)   $  (582)

Weighted average shares
     outstanding.............................................          5,588     5,588       5,583      5,583

Dilutive effect of stock options.............................             --       165          --         --
                                                                   ----------------------------------------------
                                                                       5,583     5,753       5,583      5,583


Earnings (loss) per common share.............................      $    0.12   $ 0.12     $  (0.10)   $ (0.10)
                                                                   ==============================================